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                                                              EXHIBIT 21

                             Subsidiaries of the Company

Set forth below is information concerning the Company's (CCEI) subsidiaries and their respective ownership.

                                   Jurisdiction              Percentage
Name                               and Form                  of Ownership
-------------------------------------------------------------------------------
Circus Circus Casinos, Inc.(1)      Nevada corporation        100% CCEI
Slots-A-Fun, Inc.(2)                Nevada corporation        100% CCEI
Edgewater Hotel Corporation(3)      Nevada corporation        100% CCEI
Colorado Belle Corp.(4)             Nevada corporation        100% CCEI
New Castle Corp.(5)                 Nevada corporation        100% CCEI
Ramparts, Inc.(6)                   Nevada corporation        100% CCEI
Circus Circus Mississippi, Inc.(7)  Mississippi corporation   100% CCEI
Pinkless, Inc.                      Nevada corporation        100% CCEI
Mandalay Corp. (8)                  Nevada corporation        100% CCEI
Circus Circus Development Corp.     Nevada corporation        100% CCEI
Ramparts International ("RI")       Nevada corporation        100% CCEI
Galleon, Inc.("GI")                 Nevada corporation        100% CCEI
M.S.E. Investments,
   Incorporated  ("MSE")            Nevada corporation        100% CCEI
Last Chance Investments,
   Incorporated ("LCI")             Nevada corporation        100% CCEI
Goldstrike Investments,
   Incorporated ("GSI")             Nevada corporation        100% CCEI
Diamond Gold, Inc. ("DGI")          Nevada corporation        100% CCEI
Oasis Development Company,
   Inc. ("ODC")                     Nevada corporation        100% CCEI
Goldstrike Finance Company, Inc.    Nevada corporation        100% CCEI
Railroad Pass Investment Group
   ("RPIG")(9)                      Nevada partnership         70% MSE
                                                               20% LCI
                                                               10% GSI
Jean Development Company
   ("JDC")(10)                      Nevada partnership         40% MSE
                                                               40% LCI
                                                               20% GSI
Jean Development West ("JDW")(11)   Nevada partnership         40% MSE
                                                               40% LCI
                                                               12% GSI
                                                                8% DGI
Nevada Landing Partnership ("NLP")  Illinois partnership       40% MSE
                                                               40% LSI
                                                                5% GSI
                                                               15% DGI
Gold Strike L.V. ("GSLV")           Nevada partnership         52% MSE
                                                               39% LCI
                                                              6.5% GSI
                                                              2.5% DGI

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
Jean Development North ("JDN")      Nevada partnership      47.5% MSE
                                                            38.5% LCI
                                                               5% GSI
                                                               9% DGI
Lakeview Gaming Partnerships
  Joint Venture                     Nevada partnership        25% RPIG
                                                              25% JDC
                                                              25% JDN
                                                              25% JDW
Goldstrike Resorts, Inc.            Nevada corporation       100% CCEI
Gold Strike Fuel Company            Nevada partnership    16 2/3% MSE
                                                          16 2/3% LCI
                                                          16 2/3% GSI
                                                              50% ODC
Jean Fuel Company West              Nevada partnership        40% MSE
                                                              40% LCI
                                                              12% GSI
                                                               8% ODC
Goldstrike Aviation, Incorporated   Nevada corporation       100% CCEI
Circus Circus Louisiana, Inc.
   ("CCLI")                         Louisiana corporation    100% CCEI
Circus Circus Michigan, Inc.("CCM") Michigan corporation     100% CCEI
Circus Australia Casino, Inc.       Nevada corporation       100% CCEI
Circus Circus New Jersey, Inc.      New Jersey corporation   100% CCEI
Pine Hills Development II ("PHDII") Mississippi partnership   58% MSE
                                                              32% LCI
                                                             7.5% GSI
                                                             2.5% DGI
Scentsational, Inc.                 Nevada corporation       100% CCEI

Other Interests:

Darling Casino Limited              Australian public
                                      company limited
                                      by shares               50% CCEI
Circus and Eldorado Joint Venture  Nevada partnership         50% GI
Detroit Entertainment, L.L.C.      Michigan limited
                                     liability company        45% CCM
Victoria Partners                  Nevada partnership         50% GSLV
Elgin Riverboat Resort             Illinois partnership       50% NLP
Pine Hills Development             Mississippi partnership    90% PHDII
Circus Circus Leasing, Inc.        Nevada corporation       78.7% CCEI
New Dirt, Inc.                     Nevada corporation        100% CCEI
Ramparts International PTE Ltd.    Singapore corporation     100% RI
Time Share Operating Co.           Nevada corporation        100% CCEI


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(1)  Doing business as Circus Circus Hotel & Casino-Las Vegas,
     Circus Circus Hotel & Casino-Reno and Silver City Casino.

(2)  Doing business as Slots-A-Fun Casino.

(3)  Doing business as Edgewater Hotel & Casino.

(4)  Doing business as Colorado Belle Hotel & Casino.

(5)  Doing business as Excalibur Hotel & Casino.

(6)  Doing business as Luxor Hotel & Casino.

(7)  Doing business as Gold Strike Casino Resort.

(8)  Doing business as Mandalay Bay Resort & Casino

(9)  Doing business as Railroad Pass Hotel & Casino.

(10) Doing business as Gold Strike Hotel and Gambling Hall.

(11) Doing business as Nevada Landing Hotel & Casino.